SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     ----------------------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                                May 31, 2000
              Date of report (date of earliest event reported)



                     UNITED SHIPPING & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Charter)


          UTAH                    000-28452                  87-0355929
-----------------------    ------------------------     -------------------
    (State or Other        (Commission File Number)        (IRS Employer
      Jurisdiction                                      Identification No.)
   of Incorporation)


       9850 51st Avenue, North, Suite 110, Minneapolis, Minnesota  55442
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                   (Address of Principal Executive Offices)



                                (612) 941-4080
                                --------------
             (Registrant's telephone number, including area code)




ITEM 5.     Other Events.

      On May 31, 2000, United Shipping & Technology, Inc. (the "Company"), completed the sale of the shares and warrants described herein to TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P. (collectively, "TH Lee"), under the terms of a Securities Purchase Agreement (the "Agreement") entered into between the Company and TH Lee as of May 15, 2000.

      Pursuant to the Agreement, the Company sold 2,806,796 shares of its Series B Convertible Preferred Stock (the "Series B Preferred") to TH Lee, at a price of $9.00 per share, for a total purchase price of $25,261,173 (the "Purchase Price").

      The Company also issued TH Lee warrants (the "Preferred Warrants") to purchase the number of shares of Series B Preferred equal to an aggregate of $30 million divided by the 45-day average closing sales price of the Company's common stock immediately prior to the date of exercise (the "Market Price"), exercisable at the Market Price as of the date of exercise. The term of the Preferred Warrants expires on November 30, 2001.

      The Company also issued TH Lee warrants (the "Additional Warrants") to purchase up to an aggregate of 452,901 shares of Series B Preferred. The exercise price for the Additional Warrants is $9.00 per share, subject to adjustment in order to prevent dilution. The term of the Additional Warrants expires on November 30, 2001.

      The Company also issued TH Lee warrants (the "Common Warrants" and, together with the Preferred Warrants and the Additional Warrants, the "Warrants") to purchase up to an aggregate of 425,000 shares of the Company's common stock. The Common Warrants become exercisable in the event and to the extent that 3,000,000 options granted under the Company's 2000 Stock Option Plan (the "2000 Plan Options") are exercised, on a pro rata basis. The exercise price of the Common Warrants is equal to the lowest exercise price of the initially approved 2000 Plan Options, subject to adjustment to prevent dilution. The Common Warrants are subject to decrease in exercise price and accelerated vesting in the event that the Company's audited results for its fiscal year ended June 30, 2000 reflect (i) accounts receivable write-offs and reserves in excess of $3 million or (ii) goodwill write-offs in excess of $2 million. The exercise price of the Common Warrants will be reduced by the excess of such write-offs and, if the excess exceeds the aggregate exercise price of the Common Warrants, the Company will be required to pay the additional amount to TH Lee in cash or shares of its common stock. The term of the Common Warrants expires on May 31, 2004.

      Exercise of the Preferred Warrants and the Additional Warrants is conditioned upon (i) approval by the Company's stockholders of the issuance of shares of its Series B Preferred upon the exercise of the Preferred Warrants and the Additional Warrants and (ii) expiration or termination of the Hart-Scott-Rodino Act waiting period applicable to the transactions contemplated by the Agreement, including the exercise by TH Lee of the Preferred Warrants and the Additional Warrants and TH Lee's conversion of its shares of Series B Preferred into the Company's common stock. Exercise of the Common Warrants is conditioned upon expiration or termination of the Hart-Scott-Rodino Act waiting period applicable to the transactions contemplated by the Agreement, including the exercise by TH Lee of the Common Warrants.

      The shares of Series B Preferred are convertible into shares of the Company's common stock (or shares or units of any security into which the Company's common stock is changed). The conversion rate is 1:1, subject to adjustment to prevent dilution. The shares of Series B Preferred purchased pursuant to the Agreement were, as of May 31, 2000, convertible into 2,806,796 shares of the Company's common stock, representing approximately 13% of the Company's common stock outstanding on a fully diluted basis.

      The holders of shares of Series B Preferred are entitled to vote on all matters submitted to the shareholders on an as-converted basis. For so long as TH Lee owns shares of Series B Preferred convertible into at least 5% of the Company's common stock, the holders of shares of Series B Preferred have the right to vote separately as a class for the election of one member of the Company's Board of Directors. For so long as 20% of the shares of Series B Preferred issued pursuant to the Agreement (excluding any shares of Series B Preferred issued upon exercise of the Preferred Warrants and the Additional Warrants) remain outstanding, the Company's Board of Directors shall consist of not more than 8 directors without the prior written approval of the holders of two-thirds of the shares of Series B Preferred. For so long as 20% of the shares of Series B Preferred issued pursuant to the Agreement (excluding any shares of Series B Preferred issued upon exercise of the Preferred Warrants and the Additional Warrants) remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series B Preferred are required for the Company to (i) change the preferences, rights or powers of, increase or decrease the authorized number of, or issue additional shares of the Series B Preferred (or any class of stock that ranks prior to or equal with the Series B Preferred),
(ii) change the Company's articles or bylaws, (iii) declare or pay dividends or distributions on, or repurchase or redeem, the Company's securities, other than (a) with respect to shares of Series B Preferred,
(b) the repurchase of options or common stock under the Company's stock option plans, or (c) certain mandatory prepayments and repurchases required under the terms an outstanding note and warrant of the Company, (iv) merge or consolidate with, or transfer assets out of the ordinary course of business to, any person, (v) liquidate, dissolve or reorganize, (vi) permit a lien on all or substantially all of the Company's property in excess of $5 million, other than in connection with refinancing the Company's existing debt, or (vii) until such time as the stockholders' approval of the transactions contemplated by the Agreement is obtained, issue any of the Company's common stock or convertible securities, other than with respect to the Permitted Issuances (as defined in the Certificate of Designation for the Series B Preferred).

      Shares of Series B Preferred receive dividends on an as-converted basis (other than dividends payable solely in shares of common stock), and have a per share liquidation preference of $9.00 (the "Liquidation Value"), plus all accrued and unpaid dividends. The Company is required to redeem any outstanding shares of Series B Preferred on May 31, 2006, at a price equal to the aggregate Liquidation Value, plus all accrued and unpaid dividends. The Company is required to offer to purchase any outstanding shares of Series B Preferred upon a change of control (as defined in the Agreement) of the Company, at a price equal to the aggregate Liquidation Value, plus all accrued and unpaid dividends, in cash or shares of its common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).

      The Company and TH Lee entered into a registration rights agreement dated as of May 31, 2000 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the holders of a majority of (i) the Company's common stock issued upon the conversion of any shares of Series B Preferred issued or issuable to TH Lee pursuant to the Agreement (whether held by TH Lee or any successors or assigns of TH Lee) and (ii) any other shares of the Company's common stock held by the persons referred to in clause (i) (collectively, the "Registrable Securities") may request up to two (2) long-form registrations of the Registrable Securities. Each holder of Registrable Securities may request an unlimited number of short form registrations of its Registrable Securities. The Registrable Securities enjoy piggyback registration rights if the Company intends to register its other securities.

      The Company will use the Purchase Price primarily to meet certain of its net obligations under the Credit Agreement dated September 24, 1999, between General Electric Capital Corporation ("GE Capital") and the Company's UST Delivery Systems, Inc. subsidiary ("CEDS") (the "Credit Agreement"). The Credit Agreement was entered into in connection with GE Capital's financing of the Company's purchase of CEDS' same day delivery business in September 1999. The remainder of the proceeds will be used to
(i) settle outstanding litigation and workers compensation claims, (ii) repay indebtedness under the convertible note issued by the Company to J. Iver & Company dated April 25, 2000, if so required by its terms, and (iii) general working capital.

      The foregoing summaries of the Agreement, the Preferred Warrants, the Additional Warrants, the Common Warrants, the Series B Preferred and the Registration Rights Agreement are qualified in their entirety by reference to the definitive forms of such instruments which have been filed as exhibits to this Form 8-K.


ITEM 7.     Exhibits.

      Exhibit No.       Description

         2.1 Securities Purchase Agreement among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P., dated as of May 15, 2000.

         3.1 Articles of Incorporation of United Shipping & Technology, Inc., as amended, together with Certificate of Designation for United Shipping & Technology, Inc. Series B Convertible Preferred Stock., dated as of May 31, 2000.

         4.1 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-1, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to a number of shares of Series B Preferred Stock equal to $16,127,220, divided by the exercise price.

         4.2 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-2, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to a number of shares of Series B Preferred Stock equal to $13,872,780, divided by the exercise price.

         4.3 Stock Purchase Warrant to Acquire Common Stock, Certificate No. W-3, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to 228,469 shares of Common Stock.

         4.4 Stock Purchase Warrant to Acquire Common Stock, Certificate No. W-4, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to 196,531 shares of Common Stock.

         4.5 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-5, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to 243,468 shares of Series B Preferred Stock.

         4.6 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-6, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to 209,433 shares of Series B Preferred Stock.

         10.1 Registration Rights Agreement, among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P., dated as of May 31, 2000.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2000                   By: /s/ Kenneth D. Zigrino
                                         --------------------------------------
                                     Name:   Kenneth D. Zigrino
                                     Title:  Vice President - Administration,
                                             General Counsel and Secretary


                             INDEX TO EXHIBITS


EXHIBIT NUMBER

         2.1 Securities Purchase Agreement among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P., dated as of May 15, 2000.

         3.1 Articles of Incorporation of United Shipping & Technology, Inc., as amended, together with Certificate of Designation for United Shipping & Technology, Inc. Series B Convertible Preferred Stock., dated as of May 31, 2000.

         4.1 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-1, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to a number of shares of Series B Preferred Stock equal to $16,127,220, divided by the exercise price.

         4.2 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-2, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to a number of shares of Series B Preferred Stock equal to $13,872,780, divided by the exercise price.

         4.3 Stock Purchase Warrant to Acquire Common Stock, Certificate No. W-3, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to 228,469 shares of Common Stock.

         4.4 Stock Purchase Warrant to Acquire Common Stock, Certificate No. W-4, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to 196,531 shares of Common Stock.

         4.5 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-5, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Partners, L.P. for up to 243,468 shares of Series B Preferred Stock.

         4.6 Stock Purchase Warrant to Acquire Series B Preferred Stock, Certificate No. W-6, issued May 31, 2000, granted by United Shipping & Technology, Inc. to TH Lee.Putnam Internet Parallel Partners, L.P. for up to 209,433 shares of Series B Preferred Stock.

         10.1 Registration Rights Agreement, among United Shipping & Technology, Inc., TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P., dated as of May 31, 2000.